Exhibit 99.7


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $.001 par value per share, of Atlas Environmental, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


Date:       May 4, 1998                  /S/ T. ALEC RIGBY
                                         --------------------------------
                                             T. Alec Rigby


Date:       May 4, 1998                  /S/ JOEL SILVERSTEIN
                                         --------------------------------
                                             Joel Silverstein


Date:       May 4, 1998                  /S/ DAVID THOMAS
                                         --------------------------------
                                             David Thomas